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                                                                 Exhibit (11)(b)



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 32 to Registration Statement (Form N-1A, No. 2-92665) of Excelsior Funds, Inc. of our report dated May 8, 1998 on the financial statements and financial highlights included in the 1998 Annual Reports to Shareholders.

                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


Boston, Massachusetts
July 24, 1998